UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Ecoark Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	30-0680177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Pearl Parkway, Suite 200 San Antonio, Texas	78215
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form 8-A of Ecoark Holdings, Inc. filed on August 2, 2021 (the “Registration Statement”) is filed for the sole purpose of correcting a typographical error on the signature page of the Registration Statement. Except as described above, no other changes have been made to the Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of Ecoark Holdings, Inc. (the “Registrant”) to be registered hereby is set forth under the caption “Description of Capital Stock – Common Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3, File No. 333-249532 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on October 16, 2020, as subsequently amended by Amendment No. 1 filed on December 22, 2020 and Amendment No. 2 filed on December 28, 2020, to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description, are hereby incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ecoark Holdings, Inc.

Date: August 3, 2021	By:	/s/ Randy S. May
	Name:	Randy S. May
	Title:	Chief Executive Officer